UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2014

DATA STORAGE CORPORATION
(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	00135384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 Franklin Avenue
Garden City, New York 11530
(Address of principal executive offices) (zip code)

212-564-4922
(Registrant's telephone number, including area code)

Copies to:
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On February 21, 2014, Richard Rebetti Jr. resigned as Director of Data Storage Corporation (the "Company") due to a conflict with his new position at another employer.  Mr. Rebetti’s resignation was not the result of any disagreements with management.

In addition, on June 24, 2014, Jan Burman resigned as Director of the Company as a result of lack of time to commit to the Company and other Board affiliations.  Ms. Burman’s resignation was not the result of any disagreements with management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA STORAGE CORPORATION

Date: June 26, 2014	By:	/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer